EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.

ANNOUNCES FIRST QUARTER 2013 RESULTS

The Woodlands, Texas (May 8, 2013) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced first quarter 2013 net income from continuing operations attributable to TETRA stockholders of $0.02 per fully diluted share compared to $0.01 per fully diluted share reported in the first quarter of 2012. Such results for the first quarter of 2013 include a pretax loss by our Maritech segment of $(4.9) million, which equates to a net loss after tax of approximately $(0.04) per share, compared to a net pretax special credit of $2.8 million in our service businesses and a pretax loss by the Maritech segment of $(2.1) million that aggregated to approximately $0.01 of net income per share after tax in the first quarter of 2012.

Highlights of the 2013 first quarter and current outlook include:

•         excluding our North American Production Testing and Maritech operations, the financial performance of our businesses was consistent with our expectations;

•         continued strength in our Fluids Division, demonstrated by a 48% improvement in pretax profitability versus the prior year’s first quarter and a modest sequential improvement in pretax profitability over the fourth quarter of 2012;

•         strong results from our Compressco segment contributed to its third consecutive increase in the amount of its quarterly distribution;

•         aggressive company-wide cost reductions driven by continued streamlining of operations and downsizing in selected markets where demand has been softer than anticipated. These activities have been implemented primarily over the past few weeks and are expected to yield in excess of $11 million in cost savings over the next year.

Consolidated revenues for the quarter ended March 31, 2013 were $208.6 million versus $180.8 million in the first quarter of 2012. Total gross profit was $38.7 million in the first quarter of 2013 versus $32.4 million in the first quarter of 2012. Income before discontinued operations was $2.1 million in the first quarter of 2013 versus $1.1 million in the comparable period of 2012. Net income attributable to TETRA stockholders was $1.3 million in 2013’s first quarter versus $0.7 million in 2012’s first quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company’s business going forward to present financial results excluding the impact of Maritech. Such results, reconciled to the nearest GAAP financial measures, are included at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the first quarter of 2013 were net income of $0.02 with 78.4 million weighted average diluted common shares outstanding versus $0.01 with 78.3 million weighted average diluted common shares outstanding in the first quarter of 2012. As of March 31, 2013, total debt, including the current portion of long-term debt, was $332.4 million and cash was $28.6 million.

Divisional pretax earnings (loss) from continuing operations in the first quarter of 2013 versus the first quarter of 2012 were: Fluids Division – $17.0 million in 1Q 2013 and $11.5 million in 1Q 2012; Production Testing – $6.3 million in 1Q 2013 and $5.7 million in 1Q 2012; Compressco – $5.2 million in 1Q 2013 and $3.5 million in 1Q 2012; Offshore Services – $(5.2) million in 1Q 2013 and $(1.0) million in 1Q 2012; and, Maritech – $(4.9) million in 1Q 2013 and $(2.1) million in 1Q 2012.

Financial data comparing the three month period ended March 31, 2013 to the corresponding prior year period is available in the financial tables set forth below.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “First quarter 2013 adjusted earnings of $0.06 per share, which exclude the results of our Maritech segment, were below the bottom end of our adjusted earnings guidance range for the quarter. The primary contributor to this shortfall was lower than anticipated onshore U.S. and Canadian activity for our Production Testing segment.

“For our Fluids Division, profitability in the first quarter increased both sequentially and on a year-over-year basis. This improvement was driven by a continued increase in completion activity offshore in the Gulf of Mexico and continued growth in our onshore water management business in the U.S. We expect this trend in activity to continue and we have accelerated additional investment in our water management business.

“First quarter 2013 profitability in our Production Testing segment declined on a sequential basis primarily due to weaker activity in the onshore markets in the U.S. and Canada. Our first quarter earnings expectations for this segment were based on our anticipation of improving market conditions in these geographies starting in early 2013. We continue to believe that this improvement will begin to materialize in the second quarter, although the benefits of this improvement are expected to be weighted toward the second half of 2013. In order to offset the impact of this delay, we have taken aggressive actions, during the first quarter and over the past month, to reduce costs in this business. These actions have included redeployment and downsizing of our field operations and general and administrative staffing and other cost reductions. Our decision to make these reductions was not taken lightly, but we believe that this is the appropriate response given the current market environment.

“Our Compressco segment continued to perform well in the first quarter of 2013, although revenues and profitability were somewhat lower than the preceding quarter. Over the past two months, Compressco has seen a significant reduction in activity in Mexico due to a reevaluation of budgeting by our major customer. We expect this process to continue through the second quarter and are optimistic that activity will improve over the second half of the year. We have taken appropriate cost reductions in Compressco to reflect this lower than anticipated demand, although we remain confident that Mexico will be a major contributor to Compressco’s growth over the intermediate- to long-term.

“First quarter results for our Offshore Services segment were consistent with our internal expectations despite challenging weather conditions in the Gulf of Mexico that delayed work on a portion of our existing backlog. The movement of that work to the second quarter, combined with work previously contracted for this period, gives us a strong base of activity for the second and third quarters of this year. We have continued to see an improvement in the speed of issuance of federal permits for decommissioning activities, which gives us additional confidence in our ability to improve utilization of our heavy lift and diving assets. Finally, the segment continues to benefit from cost reductions taken in the second half of 2012 and in recent weeks, and we are carefully evaluating our cost structure on an ongoing basis to identify additional optimization opportunities.

“During the first quarter, we worked aggressively to reduce Maritech’s abandonment and decommissioning liabilities, spending $28 million on such activities. We anticipate completing the remaining work on operated properties by the end of the third quarter.

“Our cash flows during the first quarter of 2013 were impacted by significant spending on Maritech’s abandonment and decommissioning liabilities. We closed the first quarter with net debt of $298.9 million, excluding restricted cash and $9.4 million of cash and $14.3 million of long-term debt attributable to Compressco Partners (net debt is a non-GAAP financial measure that is reconciled to the nearest GAAP financial measure below). In addition, we recently completed the refinancing of our $35 million Senior Notes, which matured in April, at a very favorable 4.0% interest rate.”

As a result of Maritech’s sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA’s historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under

“Reconciliation of Non-GAAP Financial Measures” is a presentation of TETRA’s consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss first quarter 2013 results today, May 8, 2013, at 10:30 am ET. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Elijio V. Serrano, TETRA’s Chief Financial Officer, will host the call. The phone number for the call is 800/860-2442. The conference will also be available by live audio webcast and may be accessed through TETRA’s website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2013, anticipated benefits from the Company’s acquisitions of assets and businesses, projections concerning the Company’s business activities in the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Financial Data (unaudited)
	Three Months Ended March 31,
	2013	2012
	(In Thousands)
Revenues	$208,559	$180,796
Gross profit	38,686	32,395

General and administrative expense	33,554	30,891
Interest expense, net	4,200	4,151
Other (income) expense	(2,279)	(4,399)
Income before taxes and discontinued operations	3,211	1,752
Provision for income taxes	1,111	604
Income before discontinued operations	2,100	1,148
Income (loss) from discontinued operations, net of taxes	–	(1)
Net income	2,100	1,147
Net (income) attributable to noncontrolling interest	(797)	(466)
Net income attributable to TETRA stockholders	$1,303	$681

	Three Months Ended March 31,
	2013	2012
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations
attributable to TETRA stockholders	$0.02	$0.01
Income (loss) from discontinued operations
attributable to TETRA stockholders	–	(0.00)
Net income attributable to TETRA stockholders	$0.02	$0.01
Weighted average shares outstanding	77,671	77,069

Diluted per share information:
Income before discontinued operations
attributable to TETRA stockholders	$0.02	$0.01
Income (loss) from discontinued operations
attributable to TETRA stockholders	–	(0.00)
Net income attributable to TETRA stockholders	$0.02	$0.01
Weighted average shares outstanding	78,395	78,281

Depreciation and amortization	$19,671	$17,333

	Three Months Ended March 31,
	2013	2012
	(In Thousands)
Revenues by segment:
Fluids Division	$94,040	$79,333
Production Enhancement Division
Production Testing	54,607	38,283
Compressco	30,825	22,682
Intersegment eliminations	(280)	–
Production Enhancement Division total	85,152	60,965
Offshore Division
Offshore Services	37,649	45,095
Maritech	1,160	2,615
Intersegment eliminations	(9,394)	(7,312)
Offshore Division total	29,415	40,398
Corporate overhead	–	125
Eliminations and other	(48)	(25)
Total revenues	$208,559	$180,796

Gross profit by segment:
Fluids Division	$24,345	$17,920
Production Enhancement Division
Production Testing	10,221	9,935
Compressco	9,802	7,881
Intersegment eliminations
Production Enhancement Division total	20,023	17,816
Offshore Division
Offshore Services	(1,522)	(1,105)
Maritech	(3,579)	(1,494)
Intersegment eliminations	–	–
Offshore Division total	(5,101)	(2,599)
Eliminations and other	(581)	(742)
Total gross profit	$38,686	$32,395

Income before taxes and discontinued operations
by segment:
Fluids Division	$17,005	$11,465
Production Enhancement Division
Production Testing	6,298	5,677
Compressco	5,225	3,510
Intersegment eliminations	–	–
Production Enhancement Division total	11,523	9,187
Offshore Division
Offshore Services	(5,203)	(1,033)
Maritech	(4,908)	(2,081)
Intersegment eliminations	–	–
Offshore Division total	(10,111)	(3,114)
Corporate overhead	(15,206)	(15,786)
Total income before taxes and discontinued operations	$3,211	$1,752

	March 31, 2013	December 31, 2012
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$28,583	$74,048
Accounts receivable, net	180,355	176,352
Inventories	99,732	103,041
Other current assets	72,729	81,668
PP&E, net	560,043	552,714
Other assets	258,595	273,995
Total assets	$1,200,037	$1,261,818

Current portion of decommissioning liabilities	$61,714	$80,667
Other current liabilities	138,646	176,148
Long-term debt	332,121	331,268
Long-term portion of decommissioning liabilities	17,000	14,254
Other long-term liabilities	59,885	66,173
Equity	590,671	593,308
Total liabilities and equity	$1,200,037	$1,261,818

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt, revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech, all of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables, which contain results excluding the impact of Maritech. The tables also include reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech to the appropriate GAAP financial measures. The Company’s management views revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech for the three month periods ended March 31, 2013 and March 31, 2012 are provided below.

	Three Months Ended March 31,
	2013	2012
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$208,559	$180,796
Less: Maritech revenues	(1,160)	(2,615)
Consolidated revenues excluding Maritech	$207,399	$178,181

Consolidated gross profit	$38,686	$32,395
Less: Maritech gross (profit) loss	3,579	1,494
Consolidated gross profit excluding Maritech	$42,265	$33,889

Consolidated income (loss) before taxes and
discontinued operations	$3,211	$1,752
Less: Maritech (income) loss before taxes	4,908	2,081
Consolidated income (loss) before taxes and
discontinued operations excluding Maritech	$8,119	$3,833

Diluted per share information:
Net income attributable to TETRA stockholders	$0.02	$0.01
(Income) loss for Maritech	0.04	0.02
Net income attributable to TETRA stockholders excluding Maritech	$0.06	$0.03

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of March 31, 2013 and December 30, 2012 is provided below.

	March 31, 2013	December 31, 2012
	(In Thousands)
Net Debt:
Long-term debt, including current portion	$318,073	$356,659
Less: cash, excluding Compressco
Partners' cash	(19,171)	(61,082)
Net debt	$298,902	$295,577

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281/367-1983

Fax: 281/364-4346

www.tetratec.com